As filed with the Securities and Exchange Commission on October 29, 2010

Registration No. 033-29287

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	13-5267260 (I.R.S. Employer Identification No.)

Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas (Address of principal executive offices)	75240-2697 (Zip Code)

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1989 Long Term Performance Incentive Plan of NL Industries, Inc.
(Full title of the plan)

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A. Andrew R. Louis, Esq.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas   75240-2697
(972) 233-1700
(Name, address and telephone number
including area code of agent for service)

DEREGISTRATION

There are no outstanding stock options or other rights issued under the 1989 Long Term Performance Incentive Plan of NL Industries, Inc. (the “Plan”) and the Plan has terminated according to its terms with only 300 shares remaining that were reserved for issuance under the Plan.  Accordingly, the registrant hereby deregisters any and all of the registrant’s common stock, par value $0.125 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on October 29, 2010.

NL Industries, Inc.

By:          /s/ Gregory M. Swalwell
                               Gregory M. Swalwell
Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Harold C. Simmons Harold C. Simmons	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 29, 2010

/s/ Gregory M. Swalwell Gregory M. Swalwell	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	October 29, 2010

/s/ Tim C. Hafer Tim C. Hafer	Vice President and Controller (Principal Accounting Officer)	October 29, 2010

/s/ Glenn R. Simmons Glenn R. Simmons	Director	October 29, 2010

/s/Cecil H. Moore, Jr. Cecil H. Moore, Jr.	Director	October 29, 2010

/s/ Thomas P. Stafford Thomas P. Stafford	Director	October 29, 2010

/s/ Steven L. Watson Steven L. Watson	Director	October 29, 2010

/s/ Terry N. Worrell Terry N. Worrell	Director	October 26, 2010